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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                                MNA FINANCE CORP.

     The undersigned, for the purposes of forming a corporation under the General Corporation Law of the State of Delaware (the "DGCL"), does make, file and record this Certificate, and does certify that:

I.   The name of the corporation is "MNA Finance Corp." (the "Corporation").

II. The registered office of the Corporation in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The registered agent of the Corporation at such address shall be National Registered Agents, Inc.

III. The purpose or purposes for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

IV. The Corporation shall be authorized to issue one thousand (1,000) shares of one penny ($0.01) par value capital stock, all of which shall be designated "Common Stock."

V.   The Corporation shall have perpetual duration.

VI. The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

VII. To the fullest extent that the General Corporation Law of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

VIII. The name and address of the Incorporator of the Corporation is Michelle H. Ancosky, 1155 Perimeter Center West, Atlanta, Georgia 30338.

IX. The effective date of formation of the Corporation shall be December 15, 2005.

Dated: December 14, 2005


                                        /s/ Michelle H. Ancosky
                                        ----------------------------------------
                                        Incorporator
                                        Name: Michelle H. Ancosky